This page being
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 12.

  EXPENSES (Negative answers are allowed    For the period
covered by this form
            on this screen for 72Z only)
($000's omitted)
72.Y) Expense reimbursements ----------------------------- $
145
   Z) Net investment income ------------------------------ $
19991
  AA) Realized capital gains ----------------------------- $
0
  BB) Realized capital losses ---------------------------- $
3803
  CC) 1. Net unrealized appreciation during the period --- $
0
      2. Net unrealized depreciation during the period --- $
25805
  DD) 1. Total income dividends for which record date
         passed during the period ------------------------ $
22650
      2. Dividends for a second class of open-end
         company shares -----------------------------------$
0
  EE) Total capital gains distributions for which
      record date passed during the period --------------- $
0
73. Distributions per share for which record date passed
during the period:
       NOTE: Show in fractions of a cent if so declared.
   A) 1. Dividends from net investment income ------------
$0.57,0.51,0.00
      2. Dividends for a second class of open-end
         company shares ---------------------------------- $
0.0000
   B) Distribution of capital gains ----------------------
$0.00,0.00,0.00
   C) Other distributions --------------------------------
$0.01,0.01,0.00                              SCREEN NUMBER:
34